                                                                    Exhibit 99.6






SOLECTRON LOGO

C/O PROXY SERVICES


VOTE BY PHONE - 1-800-_________

Use any touch-tone telephone to transmit your voting instructions. Have your proxy/voting instruction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www._________.com

Use the Internet to transmit your voting instructions. Have your proxy/voting instruction card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to vote your proxy.

VOTE BY MAIL

Mark, sign and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return to Solectron Corporation, c/o
_________________________________.






TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                       SOLCOR KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------

                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

--------------------------------------------------------------------------------

SOLECTRON CORPORATION





VOTE ON PROPOSALS                                                                FOR    AGAINST    ABSTAIN

1.   To approve the issuance of - shares of Solectron common stock pursuant to the terms of a combination agreement dated as of August 8, 2001, as amended, and the terms of a plan of arrangement providing for an arrangement involving C-MAC Industries Inc. and subsidiaries of Solectron
     under Section 192 of the Canada Business Corporations Act.                  |_|      |_|        |_|

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

                           If you plan to attend the meeting, please check box to the right. |_|

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.



----------------------------------   ---------------
Signature [PLEASE SIGN WITHIN BOX]   Date



----------------------------------   ---------------
Signature (Joint Owners)             Date

                                     SOLCO2
--------------------------------------------------------------------------------




           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF SOLECTRON CORPORATION FOR USE
              AT THE SPECIAL MEETING OF STOCKHOLDERS OF SOLECTRON
               TO BE HELD ON            , 2001 OR ANY ADJOURNMENT
                            OR POSTPONEMENT THEREOF

         The undersigned hereby appoints Koichi Nishimura, Ph.D. and Susan Wang, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Solectron Corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of the Stockholders of the Company to be held at -, on -, -, 2001 at -a.m. Pacific Time, and at any adjournment thereof
         (1) as hereinafter specified upon the proposals set forth on the reverse side and as more particularly described in the Proxy Statement/Prospectus of the Company dated -, 2001 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting.

         THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.


         CONTINUED AND TO BE SIGNED ON REVERSE SIDE.